UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2008
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 10, 2008, A. Schulman, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) with a group of investors led by Barington Capital Group, L.P. (such entities, collectively, the “Barington Group”), which amends the 2007 Agreement entered into by and among the Company and the Barington Group, dated November 15, 2007. Pursuant to the terms of the First Amendment, the Company and the Barington Group have agreed to expand the membership of the Special Committee created under Paragraph 7(a) of the 2007 Agreement to include Director Lee D. Meyer, who was elected to the Company’s Board of Directors on January 10, 2008, and to acknowledge that the Company’s CEO and Chairman, Joseph M. Gingo, serves as a non-voting member of the Special Committee. The foregoing description of the First Amendment is qualified in its entirety by the full text of the First Amendment, which is incorporated by reference herein and filed as an exhibit hereto.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to 2007 Agreement by and among the Company and the Barington Group, dated October 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Chief Financial Officer, Vice President and Treasurer

Date: October 10, 2008